UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
AEYE, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AEye, Inc.
One Park Place, Suite 200
Dublin, CA 94568
Dear Stockholder:
You are cordially invited to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AEye, Inc. (“AEye,” the “Company,” “we,” or “our”), which will be held on May 10, 2022, at 8:00 a.m., Pacific Time, at our corporate headquarters located at One Park Place, Dublin, California. At our Annual Meeting you will be asked to vote on three proposals recommended unanimously by our Board of Directors. The proposals to be voted on at our Annual Meeting are listed in the attached “Notice of Annual Meeting of Stockholders.”
Attached to this letter are a Notice of Annual Meeting of Stockholders and proxy statement, which describe the business to be conducted at the Annual Meeting.
Whether you own a few shares or many, and whether or not you plan to attend the Annual Meeting, we urge you to promptly submit your vote via the Internet, telephone, or mail. Returning the proxy does not deprive you of your right to attend and vote your shares at the Annual Meeting.
On behalf of the Board of Directors and management, I would like to express our appreciation for your support and continued interest in AEye, Inc.
Very truly yours,
/s/ Blair B. LaCorte
Blair B. LaCorte
Chief Executive Officer
March 31, 2022
YOUR VOTE IS IMPORTANT
On or about March 31, 2022, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our 2022 Annual Meeting of Stockholders (the “Proxy Statement”) and our Annual Report on Form 10-K for the year ended December 31, 2021 (the “2021 Annual Report”). The Notice provides instructions on how to vote online or by telephone and includes instructions on how to receive a paper copy of proxy materials by mail. This Proxy Statement and our 2021 Annual Report can be accessed directly online at www.proxyvote.com using the control number located on the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. A copy of our 2021 Annual Report and Proxy Statement are also available on our investor relations website at https://investors.aeye.ai/.
Whether or not you plan to attend our Annual Meeting, please ensure that your shares are voted at the Annual Meeting by signing and returning a proxy card or by using our Internet or telephonic voting system.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF AEYE, INC.
Date and Time:	May 10, 2022, at 8:00 a.m., Pacific Time.

Place:	One Park Place, Dublin, California.

Items of Business:	1.
To elect three (3) Class I directors, Timothy J. Dunn, Wen H. Hsieh, and Sue Zeifman, each to hold office until our Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;

	2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

	3.	To approve the adoption of the AEye, Inc. 2022 Employee Stock Purchase Plan; and

	4.	To transact other business that may properly come before the Annual Meeting, or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Our board of directors recommends that you vote “FOR” the Class I director nominees named in Proposal One, “FOR” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm as described in Proposal Two, and “FOR” the adoption of the AEye, Inc. 2022 Employee Stock Purchase Plan as described in Proposal Three.

Record Date:
The Board of Directors set March 14, 2022 as the record date for the Annual Meeting (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.

Voting:
YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend our Annual Meeting, we encourage you to read the proxy statement and submit your proxy or voting instructions as soon as possible. You can vote your shares electronically via the Internet, by telephone, or by completing and returning the proxy card or voting instruction card if you requested paper proxy materials. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our Annual Report on Form 10-K for the year ended December 31, 2021 and the 2022 Proxy Statement are available free of charge at: www.proxyvote.com.
By order of the Board of Directors,
/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary
March 31, 2022

GENERAL INFORMATION
THE ANNUAL MEETING
The 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of AEye, Inc. (“AEye,” the “Company,” “we,” “us,” or “our”) will take place on May 10, 2022, at 8:00 a.m., Pacific Time, at our corporate headquarters located at One Park Place, Dublin, California.
You may vote by telephone, over the Internet or by completing, signing, dating, and returning your proxy card as soon as possible in the enclosed postage prepaid envelope.
VOTING RIGHTS
Stockholder of Record. If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the “stockholder of record,” with respect to those shares. The proxy materials will be sent to you by mail directly by us. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote on the Internet or by phone or mail as instructed in the proxy card to ensure your vote is counted.
Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in street name. The organization holding your account is considered the stockholder of record for purposes of voting at our Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. Your brokerage firm, bank, or other agent will not be able to vote in the election of directors unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares. As a beneficial owner of shares, you are also invited to attend our Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at our Annual Meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.
Only holders of the Company’s common stock (“common stock”) as recorded in our stock register at the close of business on March 14, 2022, may vote at our Annual Meeting. On March 14, 2022, there were 155,985,760 shares of common stock issued and outstanding. As of the date of this proxy statement, the Company has not issued any shares of its preferred stock. Each share of common stock is entitled to one vote per share on any matter submitted to a vote of our stockholders.
ITEMS OF BUSINESS
There are three matters scheduled for a vote:
•
Proposal 1: To elect three (3) Class I directors, Timothy J. Dunn, Wen H. Hsieh, and Sue Zeifman, each to hold office until our Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;

•	Proposal 2: To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	Proposal 3: To vote upon a proposal to adopt the AEye, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to the accompanying proxy statement as Annex A.
Aside from the election of directors, the ratification of the selection of our independent registered public accounting firm, and the adoption of the ESPP, the Company’s Board of Directors (the “Board of Directors” or the “Board”) knows of no matters to be presented at our Annual Meeting. If any other matter is properly brought before our Annual Meeting, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons appointed as proxies.
VOTING RECOMMENDATION OF THE BOARD
The Board recommends that you vote your shares:
•
“For” the election of three (3) Class I directors, Timothy J. Dunn, Wen H. Hsieh, and Sue Zeifman, each to hold office until our Annual Meeting of Stockholders in 2025 and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation, or removal;

•	“For” the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and
•	“For” the adoption of the ESPP.
HOW TO VOTE
You may vote “For All,” “Withhold All,” or “For All Except” with respect to each nominee to the Board. For Proposal 2 and Proposal 3, you may vote “For,” “Against,” or abstain from voting.
If you are a stockholder of record as of the Record Date, you may vote during our Annual Meeting by (i) attending our Annual Meeting, or (ii) by proxy, (x) over the Internet at www.proxyvote.com, (y) by phone by calling 1-800-690-6903, or (z) by signing and returning the proxy card in the enclosed envelope. Whichever method you use, giving us your proxy means you authorize us to vote your shares at our Annual Meeting in the manner you direct. If you submit a proxy but do not specify how to vote, the Company representative named in the proxy will vote your shares in favor of the director nominees identified in this proxy statement and for Proposal 2 and Proposal 3.
Whether or not you plan to attend our Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend our Annual Meeting and vote during our Annual Meeting if you have already voted by proxy.
If you are a beneficial owner and hold shares through another party, such as a bank or brokerage firm, you may receive material from them asking how you want to vote. Simply follow the instructions to ensure that your vote is counted. To vote at our Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with the notice, or contact your broker, bank, or other agent.
You may receive more than one set of proxy materials depending on how you hold your shares. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
REVOKING A PROXY
A stockholder of record may revoke any proxy which is not irrevocable by submitting a new proxy bearing a later date, by voting by telephone or over the Internet, or by delivering to the Corporate Secretary of the Company a revocation of the proxy in writing so that it is received by the Company prior to the Annual Meeting at One Park Place, Suite 200, Dublin, CA 94568. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.
If you are a beneficial owner, you may revoke your proxy by submitting new instructions to your broker, bank, or other agent, or if you have received a proxy from your broker, bank, or other agent giving you the right to vote your shares at our Annual Meeting, by attending the meeting and voting during the meeting.
SOLICITATION
These proxy materials are being provided in connection with the solicitation of proxies by the Company and are first being sent to stockholders on or about March 31, 2022. In addition to this mailing, the Company’s employees may solicit proxies personally, electronically, or by telephone. The Company pays the costs of soliciting proxies. We also reimburse brokers and other nominees for their expenses in sending these materials to you and obtaining your voting instructions. Stockholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet service providers, which must be borne by the stockholder.
VOTES REQUIRED
The vote required for Proposal 1 for the election of directors by stockholders shall be the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected. As a result, any shares not voted “for” a particular nominee, whether as a result of a “withhold” vote or a “broker non-vote” (as defined below), will not be counted in such nominee’s favor and will have no effect on the outcome of the election.

Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present or represented by proxy at our Annual Meeting and entitled to vote on the subject matter. An abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.
Approval of Proposal 3 requires the affirmative vote of the holders of a majority of the voting power of the shares of stock present or represented by proxy at our Annual Meeting and entitled to vote on the subject matter. An abstention will have the same effect as a vote against the proposal because an abstention represents a share considered present and entitled to vote.
If your shares are held by a broker, the broker will ask you how you want your shares to be voted. If you give the broker instructions, your shares must be voted as you direct. If you do not give instructions for Proposal 2 to ratify the selection of the Company’s independent registered public accounting firm, the broker may vote your shares at its discretion. For the election of directors and for Proposal 3, the broker cannot vote your shares at all. When that happens, it is called a “broker non-vote.” Broker non-votes are counted in determining the presence of a quorum at the meeting, but they will have no effect on the voting for the election of directors or Proposal 3 because they do not represent shares present and entitled to vote.
QUORUM
In order to carry on the business of the meeting, we must have a quorum. This means that the holders of record of a majority of the voting power of the issued and outstanding shares of capital stock of the Company entitled to vote at our Annual Meeting must be represented at our Annual Meeting, either by proxy or present at our Annual Meeting.
Notwithstanding the foregoing, where a separate vote by a class or series or classes or series is required, a majority of the voting power of the outstanding shares of such class or series or classes or series, present at our Annual Meeting or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders.
IMPLICATIONS OF BEING AN “EMERGING GROWTH COMPANY”
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). An emerging growth company may take advantage of specified reduced reporting requirements that are otherwise applicable generally to public companies. These provisions include:
•	not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act of 2002;
•
only two years of audited financial statements are required in addition to any required interim financial statements, and correspondingly reduced disclosure in management’s discussion and analysis of financial condition and results of operations; and

•
(i) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (ii) exemptions from the requirements of holding a non-binding advisory vote on executive compensation, including golden parachute compensation.

When we are no longer deemed to be an “emerging growth company,” we will not be entitled to the exemptions provided in the JOBS Act discussed above. We will remain an “emerging growth company” until the earliest of: (1) the last day of fiscal year in which we have more than $1.07 billion in annual revenues; (2) the date we qualify as a “large accelerated filer,” which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the most recently completed second fiscal quarter, we have been required to file annual, quarterly, and current reports under the Exchange Act for at least twelve months, and we have filed at least one annual report pursuant to the Exchange Act; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; and (4) the last day of fiscal year ending after the fifth anniversary of the Transactions (as defined below).

We have availed ourselves in this proxy statement of the reduced reporting requirements described above. We expect to continue to avail ourselves of the “emerging growth company” exemptions described above for so long as we remain an “emerging growth company.” As a result, the information that we provide to stockholders will be less comprehensive than what you might receive from other public companies.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. This permits an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.
We have elected to use the extended transition period to enable us to comply with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date we (1) are no longer an “emerging growth company” and (2) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our consolidated financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
OUR INITIAL BUSINESS COMBINATION
On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). On August 16, 2021 (the “Closing Date”), CF III consummated the business combination (the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions, CF III changed its name to AEye, Inc.

BOARD OF DIRECTORS
OUR BOARD OF DIRECTORS
On February 17, 2021, AEye Technologies, Inc., then known as AEye, Inc. (“AEye Technologies”), entered into the Agreement and Plan of Merger (the “Merger Agreement”) with CF Finance Acquisition Corp. III, a Delaware corporation (“CF III”), now known as AEye, Inc., and Meliora Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of CF III (“Merger Sub”). On August 16, 2021 (the “Closing Date”), CF III consummated the business combination (the “Business Combination,” and together with the other transactions contemplated by the Merger Agreement, the “Transactions”) pursuant to the Merger Agreement, and Merger Sub was merged with and into AEye Technologies with AEye Technologies surviving the merger as a wholly owned subsidiary of CF III. On the Closing Date, and in connection with the closing of the Transactions, CF III changed its name to AEye, Inc.
The following sets forth certain information, as of March 14, 2022, and certain other information for each of the directors with terms expiring at our Annual Meeting (who are also nominees for election as a director at our Annual Meeting) and for each of the continuing directors.
Name	Age	Position(s)	Classification (Term Expiration)
Timothy J. Dunn	64	Director and Nominee	Class I (2025)*
Wen H. Hsieh	49	Director and Nominee	Class I (2025)*
Sue Zeifman	67	Director and Nominee	Class I (2025)*
Luis C. Dussan	47	Director, Chief Technology Officer, and founder	Class II (2023)
Dr. Karl-Thomas Neumann	60	Director	Class II (2023)
Carol DiBattiste	70	Director and Chairperson of the Board	Class III (2024)
Prof. Dr. Bernd Gottschalk	78	Director	Class III (2024)
Blair B. LaCorte	59	Director and Chief Executive Officer	Class III (2024)
*	Term expiration assuming reelection.
Timothy J. Dunn has served as a Class I director since the closing of the Transactions. Mr. Dunn most recently served as an Operating Partner at TPG Capital, a private equity firm with more than $50 billion of assets under management. Prior to TPG, Mr. Dunn served as Chief Financial Officer at Hotwire from 2001 to 2005. Mr. Dunn served as Gap, Inc.’s Gap Division Senior Vice President and Chief Financial Officer between 1998 and 2001. Prior to joining Gap, Mr. Dunn worked at PepsiCo Inc. in a series of finance and strategic planning roles. Over the course of his career, Mr. Dunn has held several international roles, including in London as the Chief Financial Officer for Pizza Hut International for Europe, Africa, and the Middle East. Earlier in his career, Mr. Dunn served as the Controller for PepsiCo Restaurants International and the Chief Financial Officer for Gap’s Domestic and International businesses. Mr. Dunn worked for PricewaterhouseCoopers and is a Certified Public Accountant (inactive) in California. Mr. Dunn has served on private and public company boards, including Chair of the Audit Committee for two TPG portfolio companies – Ellucian, an ERP software company for higher education, and Vertafore, a software company for insurance carriers, brokers, and agencies – as well as Nordstrom’s Federal Savings Bank, a credit card bank owned by Nordstrom, Inc. Mr. Dunn is also Chair of the Board for St. Anthony Foundation, a preeminent non-profit in San Francisco, California. Mr. Dunn holds a bachelor’s degree in Business Administration from the University of Southern California.
Mr. Dunn is qualified to serve as a director based on his broad experience as a senior executive and board member of private and publicly listed companies.
Wen H. Hsieh has served as a Class I director since the closing of the Transactions and was a director of AEye Technologies from 2016 to the closing of the Transactions as the representative director of Kleiner Perkins Caufield & Byers, where he has been a General Partner since 2006. From 2001 to 2006, Mr. Hsieh was an Associate Principal at McKinsey & Company. Mr. Hsieh holds a B.S. and M.S. in Electrical Engineering from the California Institute of Technology, and a Ph.D. in Electrical Engineering with a Biology Minor from the California Institute of Technology.
Mr. Hsieh is qualified to serve as a director due to his extensive background in the technology industry and his leadership experience.

Sue Zeifman has served as a Class I director since her appointment to our Board of Directors in January 2022. Ms. Zeifman has over 30 years of experience in the marketing and communications industry. Her most recent professional experience includes nine years, 2009 to 2018, at Apple, Inc. as Senior Director of Global Marketing Production, where she was responsible for leadership and advisement to Apple’s global marketing team for strategic direction and production of multi-layered programs. Ms. Zeifman’s prior positions include Senior Vice-President, Creative Services & Production, for Young & Rubicam Advertising from 2000 to 2009; Vice-President, Managing Director, of Y&R 2.1 Interactive Agency from 1997 to 2000, and Manager of Creative Services for Young & Rubicam, San Francisco from 1990 to 1997. Ms. Zeifman’s experience includes the management of highly complex and technical marketing programs with multiple deliverables and budgetary constraints. She developed global initiatives and enhanced cross-functional partnerships with Creative, Sales, Retail, Technology, Procurement and Product Marketing teams. Ms. Zeifman holds a B.A. in Broadcast Communication Arts from San Francisco State University and attended extensive Apple University Executive Curriculum courses, including Strategic Planning and Management.
Ms. Zeifman is uniquely qualified to serve as a member of AEye’s board of directors based on her broad marketing and communications experience for leading technology companies.
Luis C. Dussan has served as a Class II director since the closing of the Transactions, in addition to serving as our Chief Technology Officer and Chief Product Strategist. Mr. Dussan co-founded AEye Technologies in 2013 and was a member of the AEye Technologies Board of Directors since its inception. From 2020 to the closing of the Transactions, he served as the President and Chief Technology Officer of AEye Technologies. From December 2013 through 2014 he served as the President, and from 2014 through 2020 as the Chief Executive Officer of AEye Technologies. Mr. Dussan has more than 20 years of experience in the aerospace and defense industry. He started his career at the National Aeronautics and Space Administration (“NASA”) in 1997 working for the Jet Propulsion Lab in the Deep Space Network that communicated with NASA planetary and deep space probes. From 2002 through 2009 he worked at Lockheed Martin Corporation in their Missiles and Fire Control Division. From 2009 through 2013, Mr. Dussan worked for Northrop Grumman Corporation – Laser Systems, as Chief Technologist, where he was responsible for managing the division’s research and development of electro-optical sensors. Mr. Dussan holds a B.S. in Electrical Engineering and Computer Science, an M.S. in Quantum Optics, and an M.S. in Optics & Photonics. Mr. Dussan is responsible for many of our foundational patents in lidar and perception as well as being responsible for several trade secrets for his previous employers in the aerospace and defense industry. Mr. Dussan has been given several awards since founding AEye, with the most recent being the 2020 Vision Award by AutoSens. He is considered a top expert in lidar technology as well as remote sensing and vehicle perception. As an executive, he is a proven team leader with a record of success throughout his career. Along with Mr. LaCorte, he is responsible for building our management and leadership team.
Mr. Dussan is qualified to serve as a director based on his technical and operational expertise gained from serving as our Chief Technology Officer, as a board member of the Company since inception, and his position as a co-founder of the Company.
Dr. Karl-Thomas Neumann has served as a Class II director since the closing of the Transactions. Dr. Neumann, born in Twistringen, Germany, studied Electrical Engineering at the University of Dortmund, Germany and holds a Ph.D. in Electrical Engineering from the University of Duisburg, Germany. Dr. Neumann has held several executive leadership positions within the automotive and semiconductor industry since starting his career as research engineer at the Fraunhofer Society in 1989. From 1993 until 1999 he worked in various divisions of Motorola where he was appointed Director, Strategy and Advanced System Laboratories from 1996 until 1999. From 2000 until 2004 he worked in various positions at Volkswagen AG, where he served as Director, Development Electrics and Electronics, and Founder and Chief Executive Officer of Carmeq. From 2004 until 2007, he held several executive-level positions at Continental AG, including Executive Board Member, President, Chief Technology Officer, and Chief Financial Officer. From 2009 to 2010, he served as the Executive Vice President of Volkswagen Group, and was appointed the Chief Executive Officer and President of Volkswagen Group China from 2010 to 2012. From 2013 to 2017, Dr. Neumann was the Senior Vice President of General Motors and the Chief Executive Officer of Adam Opel AG/Group GmbH. He is also founder of the investment and consultant company KTN GmbH, where he currently serves as the Chief Executive Officer. Dr. Neumann also serves on the board of directors of Hyundai Mobis, Apex.AI, KTN Beratungs- und Beteiligungs-GmbH, indie Semiconductor, Polestar, OneD Material, Inc., and Autobrains.

Dr. Neumann is qualified to serve as a director based on his broad experience in the automotive industry as a senior executive and board member of private and publicly listed companies.
Carol DiBattiste has served as a Class III director and our board chair since the closing of the Transactions. Ms. DiBattiste currently serves on the boards of American Roll-On Roll-Off Carrier, February 2022 to present, a leading U.S.-flag transportation carrier in the international trades; and Giant Oak, December 2019 to present, a private behavioral science-led machine learning company which supports the identification of unknown risks for government and financial institutions. Ms. DiBattiste most recently served as the Chief Legal and Compliance Officer and Corporate Secretary at Qomplx, Inc., a cloud-native risk analytics provider, from July 2021 through the termination of a contemplated business combination with a Special Purpose Acquisition Company in January 2022; and the Chief Legal and Compliance Officer and Corporate Secretary at ComScore, Inc. (NASDAQ: SCOR), January 2017 to June 2020, a global information and analytics company that measures advertising, content, and the consumer audiences across media platforms. Ms. DiBattiste served as Senior Advisor for Appeals Modernization, Office of the Secretary from May 2016 to August 2016, and from August 2016 to January 2017 she served as Executive in Charge and Vice Chairman, Board of Veterans’ Appeals, both with the U.S. Department of Veterans Affairs. Ms. DiBattiste served as Executive Vice President, Chief Legal, Privacy, Security, and Administrative Officer with Education Management Corporation (OTC: EDMCQ) from March 2013 to March 2016. Prior to that, she held senior executive roles at public companies, including Geeknet (NASDAQ: GKNT), from 2011 to 2013, which was acquired by GameStop (NYSE: GME); ChoicePoint (NYSE: CPS), from 2005 to 2008, which was acquired by Reed Elsevier/Lexis Nexis; and Reed Elsevier, from 2008 to 2011 (RELX PLC). Ms. DiBattiste has also held several senior leadership positions in the U.S. Government at the Departments of Defense, Justice, Homeland Security, and Veterans Affairs, including the Under Secretary of the U.S. Air Force, a Senate confirmed position, Principal Deputy General Counsel of the U.S. Navy, Deputy Administrator of the Transportation Security Administration, and Director of the Executive Office for United States Attorneys. She served on active duty in the U.S. Air Force. Ms. DiBattiste holds an L.L.M., Law from the Columbia University School of Law, a J.D. from Temple University School of Law, and a B.A., Sociology-Criminal Justice, from LaSalle University. She is Directorship Certified by the National Association of Corporate Directors and possesses a CERT Cybersecurity Oversight Certification.
Ms. DiBattiste is qualified to serve as a director based on her broad experience as a senior executive and board member of private and publicly listed companies.
Prof. Dr. Bernd Gottschalk has served as a Class III director since the closing of the Transactions. Prof. Dr. Gottschalk, born in Lübeck, Germany, studied economics at the Universities of Hamburg, Saarbrücken and Stanford, California. He earned his doctorate in 1971 at the University of Hamburg (Dr. rer. pol.). From 1972 to 1996, he worked in various divisions at Daimler-Benz AG, including Assistant to the CEO, Plant Manager Mannheim (Engines, Buses, Foundry) and President of Mercedes-Benz do Brasil. In 1992, he was appointed as an ordinary member of the Managing Board of Mercedes-Benz AG, responsible for the Commercial Vehicles Division (trucks, vans, buses) worldwide. From 1997 until 2008, Prof. Dr. Gottschalk served as President of the German Association of the Automotive Industry (VDA). Prof. Dr. Gottschalk also had various responsibilities in the national and international industry over the years: he was President of the International Organization of Motor Vehicle Manufacturers (OICA) in Paris, and Vice President of the Federation of German Industries (BDI). Prof. Dr. Gottschalk is also founder, owner and managing partner of AutoValue GmbH, Frankfurt, a provider of automotive expertise. Prof. Dr. Gottschalk is a member of supervisory boards of various publicly listed companies such as Schaeffler AG, Jost Werke AG, and Compagnie Plastic Omnium SA, Paris. Since November 2020 he has served as a Member of the Supervisory Board of Benteler International AG.
Prof. Dr. Gottschalk is qualified to serve as a director based on his broad experience in the automotive industry as a founder, senior executive, and board member of private and publicly listed companies.
Blair B. LaCorte has served as a Class III director since the closing of the Transactions, as well as our Chief Executive Officer. Mr. LaCorte served as AEye Technologies’ Chief Executive Officer and member of AEye Technologies’ Board of Directors from October 2020 to the closing of the Transactions. Mr. LaCorte joined AEye Technologies as an advisory board member in 2016 and was named Chief of Staff and President in 2017. Prior to joining AEye Technologies, he served as Global President of Production Resource Group, LLC from 2013 through 2016, a live event technology and services company. From 2010 through 2013, Mr. LaCorte served as Chief Executive Officer of XOJET Aviation, an on-demand private jet charter company. He also served as the

Managing Director and Operating Partner at TPG Inc., a private equity firm with over $91 billion in global investments. He graduated summa cum laude from the University of Maine and holds an M.B.A. from Dartmouth’s Tuck School of Business, where he later served as an executive fellow at the Center for Digital Strategies.
Mr. LaCorte is qualified to serve as a director based on his experience, serving as our Chief Executive Officer and the Chief Executive Officer of AEye Technologies, his professional experience, and his investing experience.
COMPOSITION OF OUR BOARD OF DIRECTORS
Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors currently consists of eight (8) directors. Pursuant to our bylaws, the number of directors is fixed by our Board of Directors from time-to-time. Our Board of Directors is divided into three classes, with each director serving a three-year term, and one class being elected at each year’s annual meeting of stockholders. Assuming reelection, Timothy J. Dunn, Wen H. Hsieh, and Sue Zeifman will serve as Class I directors with a term expiring in 2025. Luis C. Dussan and Dr. Karl-Thomas Neumann serve as Class II directors with an initial term expiring in 2023; and Carol DiBattiste, Prof. Dr. Bernd Gottschalk, and Blair B. LaCorte serve as Class III directors with an initial term expiring in 2024.
BOARD MEETING QUORUM REQUIREMENTS
Our Amended and Restated Bylaws (the “Bylaws”) provides that a majority of the total number of directors then in office will constitute a quorum.
The election of the Board was effective as of the Closing Date, and through the end of the fiscal year ended December 31, 2021, met three (3) times. During our abbreviated fiscal year 2021, each director attended at least 75% of the aggregate of the total number of Board meetings and committee meetings on which he or she then served.
We encourage our directors to attend our annual meetings of stockholders and believe that attendance at annual meetings is just as important as attendance at Board and committee meetings.
BOARD COMMITTEES
The composition, duties and responsibilities of our committees are as set forth below. As of December 31, 2021, the standing committees of our Board of Directors consisted of an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. In 2022, our Board of Directors established a Marketing Committee. In the future, our board of directors may establish other committees, as it deems appropriate, to assist it with its responsibilities.
The members of the committees as of the date of this proxy statement are identified in the following table.
Name (Class)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Marketing Committee
Timothy J. Dunn (Class I)	C	M
Wen H. Hsieh(Class I)	M
Sue Zeifman (Class I)				C
Dr. Karl-Thomas Neumann (Class II)		C
Carol DiBattiste (Class III)*	M	M	M
Prof. Dr. Bernd Gottschalk (Class III)	M		C
C = Committee Chair
M = Member
* = Chairperson of the Board
Audit Committee
Our Audit Committee was established in connection with closing of the Transactions, which closed on August 16, 2021, and met four (4) times thereafter in 2021.
Our Audit Committee is responsible for, among other matters:

•
reviewing the audit plans and findings of our independent registered public accounting firm and our internal audit and risk review staff, as well as the results of regulatory examinations, and tracks management’s corrective action plans where necessary;

•	reviewing our financial statements, including any significant financial items and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•	reviewing our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•
having the sole discretion to annually appoint our independent registered public accounting firm, evaluate its independence and performance and set clear hiring policies for employees or former employees of the independent registered public accounting firm; and

•	reviewing and approving in advance any proposed related party transactions.
Our Audit Committee consists of Carol DiBattiste, Timothy J. Dunn, Prof. Dr. Bernd Gottschalk, and Wen H. Hsieh, with Mr. Dunn chairing this Committee. Rule 10A-3 of the Exchange Act and the NASDAQ rules require us to have an Audit Committee composed entirely of independent directors. Our Board of Directors has affirmatively determined that Ms. DiBattiste, Mr. Dunn, Prof. Dr. Gottschalk, and Mr. Hsieh all meet the definition of “independent director” for purposes of serving on the Audit Committee under Rule 10A-3 of the Exchange Act and the corporate governance standards of the Nasdaq Capital Market. Our Board of Directors has determined that each director appointed to the Audit Committee is financially literate, and our board of directors has determined that Mr. Dunn is our Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act. Our board of directors has adopted a written charter for the Audit Committee, which is available on our principal corporate website at www.aeye.ai.
Compensation Committee
Our Compensation Committee was established in connection with the closing of the Transactions, and met four (4) times thereafter in 2021.
Our Compensation Committee is responsible for, among other matters:
•	reviewing, modifying, and approving (or if it deems appropriate, making recommendations to the full board of directors regarding) our overall compensation strategy and policies;
•	reviewing and recommending to our Board of Directors the salaries, benefits, and equity incentive grants provided to our executive officers and directors;
•
reviewing and approving corporate goals and objectives relevant to executive officer compensation, evaluating executive officer performance in light of those goals and objectives, and determining executive officer compensation based on that evaluation;

•	reviewing and approving the terms of any employment agreements, severance arrangements, changing in control protections, and any other compensatory arrangements for our executive officers; and
•	overseeing our compensation and employee benefit plans.
Our Compensation Committee consists of Carol DiBattiste, Timothy J. Dunn, and Dr. Karl-Thomas Neumann, with Dr. Neumann chairing this Committee. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our principal corporate website at www.aeye.ai.
Our Board has determined that each of Ms. DiBattiste, Mr. Dunn, and Dr. Neumann meet the definition of “independent director” for purposes of serving on the Compensation Committee under the corporate governance standards of the Nasdaq Capital Market. No member of our Compensation Committee is or has been one of our officers or employees, and none have any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

In accordance with its charter, the Compensation Committee has the authority to engage outside consultants to assist in the performance of its duties and responsibilities. The Compensation Committee may delegate its authority under its charter to a subcommittee as it deems appropriate from time to time.
The Company has retained the services of Compensia, Inc. (“Compensia”) as its external compensation consultant to advise on executive and director compensation matters, including our overall compensation program design and the collection of market data for our compensation programs for our executives and members of our Board of Directors. In connection with the Transactions, Compensia developed recommendations for a director compensation program consistent with market practice for similarly situated companies, which recommendations were reviewed by management and were considered and approved by our Board of Directors. Our Compensation Committee has reviewed various reports and materials produced by Compensia. Our Compensation Committee has assessed Compensia’s independence and concluded that the engagement of Compensia did not raise any conflict of interest.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee was established in connection with the closing of the Transactions and met two (2) times thereafter in 2021. Our Nominating and Corporate Governance Committee is responsible for, among other matters:
•
reviewing the performance of our board of directors and making recommendations to our board of directors regarding the selection of candidates, qualification and competency requirements for service on our board of directors, and the suitability of proposed nominees as directors; and

•	advising our board of directors with respect to the corporate governance principles applicable to us; and
•	overseeing the evaluation of our board of directors and management.
Our Nominating and Corporate Governance Committee consists of Carol DiBattiste and Prof. Dr. Bernd Gottschalk, with Prof. Dr. Gottschalk chairing this Committee. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on our principal corporate website at www.aeye.ai.
Our Board has determined that each of Ms. DiBattiste and Prof. Dr. Gottschalk meet the definition of “independent director” for purposes of serving on the Nominating and Corporate Governance Committee under the corporate governance standards of the Nasdaq Capital Market.
Marketing Committee
Our Marketing Committee was established in January 2022 and thus did not meet in 2021. Our Marketing Committee is responsible for, among other things, assisting with the Company’s global marketing and communications strategy. Our Marketing Committee consists of Sue Zeifman.

DIRECTOR COMPENSATION
The table below sets forth information regarding non-employee director compensation for the fiscal year ended December 31, 2021.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Carol DiBattiste	$45,937.50	$480,813.28	$526,750.78
Timothy J. Dunn	—	$347,841.94	$347,841.94
Prof. Dr. Bernd Gottschalk	$26,250.00	$323,763.30	$350,013.30
Wen H. Hsieh	$21,250.00	$323,763.30	$345,013.30
Dr. Karl-Thomas Neumann	$25,625.00	$386,577.99	$412,202.99
(1)
Represents the aggregate grant date fair value of stock awards granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB Topic 718”). The stock awards granted in 2021 consisted of grants of restricted share units (“RSUs”) granted pursuant to our 2021 Equity Plan (as defined below) as initial grants for providing board service; these RSUs vest in three equal annual installments, subject to continued service, on September 14, 2022, September 14, 2023, and September 14, 2024. In addition, Ms. Dibattiste received an award of 18,604 shares for services provided to AEye Technologies in 2021 prior to the Transactions; Mr. Dunn opted to receive 4,130 shares in lieu of his cash retainers for the third and fourth calendar quarters of 2021; and Dr. Neumann received an award of 7,441 shares for services provided to AEye Technologies in 2021 prior to the Transactions. Terms of the fiscal year 2021 RSUs are summarized in “Elements of Executive Compensation—Equity Awards During Fiscal Year 2021” below.

Director Compensation in 2021
Ms. DiBattiste, Mr. Dunn, Prof. Dr. Gottschalk, Mr. Hsieh, and Dr. Neumann, who became directors of the Company in connection with the closing of the Transactions, received a grant of RSUs pursuant to our 2021 Equity Plan in connection with the Transactions. The RSUs vest in three equal annual installments, subject to continued service, on September 14, 2022, September 14, 2023, and September 14, 2024.
In 2021, and thereafter, all of our non-employee directors will be compensated for services in accordance with our non-employee director compensation policy that became effective in connection with the Transactions, as described below.
Messrs. Dussan and LaCorte, as employee directors, do not receive any additional compensation for their services as a director. Ms. Zeifman joined our Board of Directors as of January 17, 2022, and therefore received no compensation for Board service in 2021, but she will receive compensation for her service in 2022 and thereafter.
Non-Employee Director Compensation Policy
Cash Compensation
Commencing with the closing of the Transactions, each non-employee director is eligible to receive the following cash compensation (as applicable) for his or her service on our Board of Directors and its committees:
•	$50,000 annual cash retainer for service as a board member and an additional annual cash retainer of $60,000 for service as non-executive chair of our Board of Directors;
•
$10,000 annual cash retainer for service as a member of the Audit Committee and $20,000 annual cash retainer for service as chair of the Audit Committee (in lieu of the committee member service retainer);

•
$7,500 annual cash retainer for service as a member of the Compensation Committee and $15,000 annual cash retainer for service as chair of the Compensation Committee (in lieu of the committee member service retainer); and

•
$5,000 annual cash retainer for service as a member of the Nominating and Corporate Governance Committee and $10,000 annual cash retainer for service as chair of the Nominating and Corporate Governance Committee (in lieu of the committee member service retainer).

The annual cash compensation amounts are payable in equal quarterly installments and are earned on the first day of each calendar quarter in which the service occurred. For services rendered in the third calendar quarter of

2021, the Board of Directors determined that cash compensation for the third calendar quarter, because the closing date of the Transactions occurred on August 16, 2021, should be one-half of the full quarterly payment otherwise due.
Each non-employee director has the option, once per year, to elect to receive shares of immediately vested RSUs in lieu of some or all of his or her quarterly cash compensation. If elected by a director to take stock instead of cash, the number of shares to be awarded each quarter is determined by dividing the cash compensation that would otherwise be due, by the five-day average closing price of our stock during the five trading days prior to the first day of the calendar quarter. In 2021, only Mr. Dunn opted to take equity in lieu of cash compensation.
Equity Compensation
Each new non-employee director who joins our Board of Directors will be eligible to receive a one-time RSU award having a value of $350,000 (the “Initial RSU Grant”), vesting in three equal annual installments following the grant date. On the date of each annual meeting of our stockholders, each non-employee director will receive an RSU award having a value of $175,000 (the “Annual RSU Grant”), provided that the non-employee director has served for a minimum of six months prior to the date of the annual meeting of stockholders. Each Annual RSU Grant will vest in full on the earlier of (1) the date of the following annual meeting of our stockholders or (2) the first anniversary of the date of grant, subject to the non-employee director’s continued service through the applicable vesting date. The number of shares for the Initial RSU Grant and Annual RSU Grant are determined by dividing the stated dollar value of the award by the five-day average closing price of our stock during the five trading days prior to the date of grant.
Reimbursement of Expenses
In addition to the compensation outlined above, we will reimburse each eligible non-employee director for reasonable out of-pocket travel expenses to cover in-person attendance at and participation in meetings of our Board of Directors and any committee of the Board of Directors.
Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines for all non-employee directors whereby we expect that, at a minimum, by the fifth anniversary of his or her first election to the Board, each director shall have acquired, and for as long as he or she remains a member of the Board will maintain ownership of, $525,000 worth of the Company’s common stock based on the then most recent closing price thereof, which is equal to three times $175,000, which is the dollar amount of the annual grant of equity to our non-employee directors. All unvested restricted stock units that have been granted to a Director count toward the indicated minimum dollar value. None of our non-employee directors have served on our Board for at least five years, therefore, the requirement is not yet applicable to any of our non-employee directors.

CORPORATE GOVERNANCE
BOARD LEADERSHIP STRUCTURE
With respect to the roles of Chairperson of the Board and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and our Board of Directors is able to exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Our Corporate Governance Guidelines provide the flexibility for our Board of Directors to modify our leadership structure in the future as appropriate.
DIRECTOR INDEPENDENCE
Our Board of Directors has undertaken a review of the independence of our directors and considered whether any such director has a material relationship with us that could compromise that director’s ability to exercise independent judgment in carrying out that director’s responsibilities. Our Board of Directors has determined that each of Carol DiBattiste, Timothy J. Dunn, Prof. Dr. Bernd Gottschalk, Wen H. Hsieh, and Dr. Karl-Thomas Neumann is an “independent director,” as defined under the rules of NASDAQ.
RISK OVERSIGHT
Our Audit Committee is responsible for overseeing our risk management process. Our Audit Committee focuses on our general risk management strategy and the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our Audit Committee is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.
ANTI-HEDGING POLICY
All of our officers, directors, and employees and certain consultants specified by our management are prohibited from engaging in hedging transactions relating to our stock. Additionally, spouses, minor children, and any other family member sharing the same household as the foregoing, as well as any other account, trust, or entity over which the foregoing may make or influence investment decisions, whether or not the securities are held directly or indirectly, are similarly prohibited from engaging in such hedging transactions.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee is or has been one of our officers or employees and none has any relationships with us of the type that is required to be disclosed under Item 404 of Regulation S-K. None of our executive officers serves or has served as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics applicable to our directors, officers, and employees. A copy of our Code is available on our principal corporate website at www.aeye.ai.
DIRECTOR NOMINATIONS
The Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board. The Nominating and Corporate Governance Committee will ensure that our Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds. Our Board is responsible for selecting the nominees for election to our Board.
DIRECTOR SELECTION
Our Nominating and Corporate Governance Committee shall recommend to our Board criteria for Board and committee membership, which shall include a description of any specific, minimum qualifications that our Nominating and Corporate Governance Committee believes must be met by a nominee, and a description of any specific qualities or skills believed to be necessary for one or more of the Company’s directors to possess. The adequacy of such criteria will be reassessed by the Nominating and Corporate Governance Committee periodically and any proposed changes will be submitted to our Board for approval.
STOCKHOLDER RECOMMENDATIONS
Our Nominating and Corporate Governance Committee is responsible for reviewing all stockholder nominations and determining whether the nomination and nominee satisfy all applicable eligibility requirements. Stockholders may recommend director candidates for consideration by our Nominating and Corporate Governance Committee by sending notice to AEye, Inc., Attention: Corporate Secretary, One Park Place, Suite 200, Dublin, CA 94568.
CORPORATE GOVERNANCE GUIDELINES
We are committed to adhering to corporate governance practices that meet applicable U.S. corporate governance standards. Our Board has adopted Corporate Governance Guidelines that serve as a flexible framework within which our Board and its committees operate. These guidelines cover a number of areas including the size and composition of the Board, board membership criteria and director qualifications, director responsibilities, board agenda, meetings of independent directors, committee responsibilities and assignments, board member access to management and independent advisors, director communications with third parties, director compensation, director orientation and continuing education, evaluation of senior management, and management succession planning.
The full text of our Corporate Governance Guidelines may be viewed at our website at www.aeye.ai.
BOARD SELF-ASSESSMENT
The Board anticipates that it will conduct, and that the Nominating and Corporate Governance Committee will oversee, an annual self-evaluation to determine whether our Board is functioning effectively. Our Board will periodically consider the mix of skills and experience that directors bring to the Board to assess whether the Board has the necessary tools to perform its oversight function effectively.
In addition, our Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee each plan to conduct their own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.
EXECUTIVE SESSIONS OF INDEPENDENT BOARD MEMBERS
Our Corporate Governance Guidelines provide that our non-management directors meet in executive session at least four times per year, with no members of management or non-independent directors present.
COMMUNICATING WITH OUR DIRECTORS
Our Board welcomes communications from the Company’s stockholders, and it is the policy of the Company to facilitate communication from stockholders. Our Board generally believes it is in the Company’s best interests that designated members of management speak on behalf of the Company. Stockholders and other interested parties wishing to communicate with our Board or with an individual Board member concerning the Company may do so by writing to our Board or to a particular Board member, by mailing such correspondence to AEye, Inc., c/o Corporate Secretary, One Park Place, Suite 200, Dublin, CA 94568.
Please indicate on the envelope or in the email whether the communication is from a stockholder or other interested party. Our Board has instructed the Corporate Secretary and other relevant members of management to examine incoming communications and forward such communication to our Board or the individual Board members as appropriate, communications deemed relevant to the Board’s roles and responsibilities. Our Board has requested that certain types of communications not be forwarded, and redirected if appropriate, such as: spam, business solicitations or advertisements, resumes or employment inquiries, service complaints or inquiries, surveys, or any threatening or hostile materials.
DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 requires our directors, certain officers, and any beneficial owners of more than 10% of our common stock to file reports relating to their ownership and changes in ownership of our common stock with the SEC and NASDAQ by certain deadlines. Based on a review of

Section 16 filings with respect to our Company made during or with respect to the portion of the year ended December 31, 2021 during which Section 16(a) was applicable to such persons, we believe that each of our directors, executive officers, and 10% stockholders were in compliance with the filing requirements applicable to them, except for the following: (i) two Form 4 filings by Mr. Brown (related to an aggregate of five transactions); (ii) a Form 3 filing by Mr. Dunn; (iii) one Form 4 filing by Mr. Dussan (related to an aggregate of three transactions); (iv) a Form 3 filing and one Form 4 filing by Mr. Hughes (related to one transaction); (v) a Form 3 filing and two Form 4 filings by Mr. LaCorte (related to an aggregate of twelve transactions); and (vi) a Form 3 filing and one Form 4 filing by Dr. Neumann (related to one transaction).

PROPOSAL 1
ELECTION OF DIRECTORS
The Board has nominated the following three director candidates, all of whom currently serve as our directors, for reelection to serve as Class I directors: Timothy J. Dunn, Wen H. Hsieh, and Sue Zeifman. Each of these nominees has agreed to stand for reelection at the Annual Meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the Annual Meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2025 and until a successor has been duly elected and qualified, or until the director’s earlier death, resignation, or removal.
The Company representatives named in the proxy intend to vote for the election of each of the director nominees above, unless you indicate on your proxy that your vote should be withheld from any or all of the nominees. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by our Board of Directors.
For details regarding the qualifications and the specific experiences, qualifications, and skills of each of our director nominees, see “Board of Directors—Our Board of Directors” on page 5.
VOTES REQUIRED
Approval of Proposal 1 requires the plurality of the votes cast with respect to a director nominee. This means that the director nominees receiving the highest number of affirmative “for” votes will be elected.
The Board recommends you vote FOR each of the nominated directors.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has approved the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accountants to audit our financial statements for the fiscal year ending December 31, 2022. We are asking that you ratify that appointment, although your ratification is not required. A Deloitte representative will attend the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.
Deloitte Information
The following table presents fees for services rendered by Deloitte during the fiscal years ended December 31, 2020 and December 31, 2021:
For the Year Ended December 31,	2021	2020
Audit fees	$3,037,618	$499,132
Tax fees	$114,810	$23,664
Total	$3,152,428	$522,796
Audit fees
These amounts represent fees of Deloitte for the audit of our annual consolidated financial statements, the review of condensed consolidated financial statements, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements and statutory audits that non-U.S. jurisdictions require. Audit fees also consist of services in connection with the Transactions.
Tax fees
Tax fees generally consist of tax compliance and return preparation, and tax planning and advice. Tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds. Tax planning and advice services consist of support during income tax audits or inquiries.
The Audit Committee has determined that the non-audit services rendered by Deloitte were compatible with maintaining its independence. All such non-audit services were pre-approved by the Audit Committee pursuant to the pre-approval policy set forth below.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee reviews the independence of our independent registered public accounting firm on an annual basis and has determined that Deloitte is independent. In addition, the Audit Committee pre-approves all work and fees that are performed by our independent registered public accounting firm.
VOTES REQUIRED
Approval of Proposal 2 requires the affirmative vote of a majority of the shares entitled to vote and present in person or represented by proxy at the Annual Meeting. Abstentions are considered shares present and entitled to vote on this proposal and, thus, will have the same effect as a vote “AGAINST” this proposal.
The Board recommends you vote FOR the ratification of the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2022.

PROPOSAL 3
APPROVAL OF THE ADOPTION OF THE AEYE, INC. 2022 EMPLOYEE STOCK PURCHASE PLAN
On March 15, 2022, our Board of Directors approved and adopted the AEye, Inc. 2022 Employee Stock Purchase Plan (the “ESPP”), subject to, and effective upon, approval by our stockholders.
The purpose of the ESPP is to promote employee ownership of our Company by providing eligible employees the opportunity to purchase an ownership position in us. We believe that the ESPP advances our interests and our stockholders’ interests by providing an investment benefit for our employees that will help attract, reward, and retain employees and will help align their interests with those of our stockholders.
The principal terms of the ESPP are summarized below and is not intended to be a complete description of all of the provisions of the ESPP. This summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached to this proxy statement as Annex A.
Share Reserve. A total of 2,000,000 shares of our Class A common stock will be reserved and available for issuance under the ESPP, subject to adjustment in accordance with the terms of the ESPP. The ESPP will provide that the number of shares reserved and available for issuance will automatically increase each January 1, beginning on January 1, 2023 and ending on (and including) January 1, 2032 by the lesser of 1% of the number of shares of our common stock issued and outstanding calculated on a fully-diluted basis on the immediately preceding December 31, or such lesser number of shares as determined by our Compensation Committee. The share reserve will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization.
Administration. Our Compensation Committee will administer the ESPP. Our Compensation Committee will generally have the authority to interpret the ESPP, establish, amend, and rescind any rules and regulations relating to the ESPP, determine the terms and provisions of any agreements entered into under the ESPP, and make all other determinations necessary or advisable for administration of the ESPP based on, among other things, information made available to our Compensation Committee by our management team. The determinations of our Compensation Committee in the administration of the ESPP will be final and conclusive.
Eligibility. All employees whose customary employment is for more than 20 hours per week and for more than five months in any fiscal year will be eligible to participate in the ESPP. However, employees who are employed for 20 hours or less a week or for five months or less in any fiscal year may be eligible to participate if required by applicable law. Any employee who owns 5% or more of the total combined voting power or value of all classes of stock will not be eligible to purchase shares under the ESPP.
Offerings and Participation. We will make one or more offerings, consisting of one or more purchase periods, each year to our employees to purchase shares under the ESPP. If the ESPP is approved by our stockholders, the first offering, or the Initial Offering, will begin on November 1, 2022 and, unless otherwise determined by the administrator of the ESPP, will end on October 31, 2024, and the next two offerings will commence on the first trading day on or following each of May 1, 2023 and November 1, 2023 and will end on October 31, 2024. Thereafter, unless otherwise determined by the administrator of the ESPP, offerings will commence on the first trading day on or following each May 1 and November 1 and will end on the last trading day on or before April 30 or October 31, respectively. The administrator may, in its discretion, designate a different period for any offering, provided that no offering will exceed 27 months in duration. Unless otherwise determined by the administrator of the ESPP, each offering will be divided into equal six-month purchase periods. Each eligible employee as of November 1, 2022 will be deemed to be a participant in the ESPP at that time and must authorize payroll deductions or other contributions by submitting an enrollment form by the deadline specified by the administrator. Each eligible employee may elect to participate in any subsequent offering by submitting an enrollment form at least 15 business days before the relevant offering date or by such other deadline as established by the administrator for the offering.
Contributions. Each employee who is a participant in the ESPP may purchase shares by authorizing contributions at a minimum of 1% up to a maximum of 10% of his or her compensation for each pay period. Unless the participating employee has previously withdrawn from the offering, his or her accumulated contributions will be used to purchase shares on the last business day of the purchase period at a price equal to 85% of the fair market value of the shares on the first business day of the offering period or the last business day of the offering period, whichever is lower, provided that no more than a number of shares of our common stock determined by dividing

$15,000 by the fair market value of the shares on the first business day of the offering period (or a lesser number as established by the plan administrator in advance of the purchase period) may be purchased by any one employee during each purchase period. Under applicable tax rules, an employee may purchase no more than $25,000 worth of shares of our common stock, valued at the start of the offering period, under the ESPP for each fiscal year in which a purchase right is outstanding. The accumulated contributions of any employee who is not a participant on the last day of a purchase period will be refunded. An employee’s rights under the ESPP terminate upon voluntary withdrawal from the plan or when the employee ceases employment with us for any reason.
Change in Control. Immediately prior to the effective date of a “change in control,” as defined in the ESPP, all outstanding purchase rights will automatically be exercised. The purchase price in effect for each participant will be equal to 85% of the market value per share on the start date of the offering period in which the participant is enrolled at the time the acquisition occurs or, if lower, 85% of the fair market value per share immediately prior to the acquisition.
Amendment and Termination. The ESPP may be terminated or amended by our Board of Directors at any time but will automatically terminate on the ten-year anniversary approval date by stockholders. An amendment that increases the number of shares of our common stock that are authorized under the ESPP, and certain other amendments will require the approval of our stockholders. The administrator may adopt subplans under the ESPP for employees of our non-U.S. subsidiaries who may participate in the ESPP and may permit such employees to participate in the ESPP on different terms, to the extent permitted by applicable law.
Participation in the ESPP is voluntary and each eligible employee will make his or her own decision whether and to what extent to participate in the ESPP. It is therefore not possible to determine the future benefits that will be received by participants under the ESPP.
VOTES REQUIRED
The ratification of Proposal 2 requires the affirmative vote of the holders of a majority of the voting power of the shares of our common stock entitled to vote on the proposal that are present in person or represented by proxy at our Annual Meeting and are voted for or against the proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote against this proposal. Broker non-votes are not considered entitled to vote on this proposal and thus will have no effect on the outcome of the proposal. Brokers do not have authority to vote on this proposal without instructions from the beneficial owner.
The Board unanimously recommends you vote FOR the adoption of our 2022 Employee Stock Purchase Plan.

AUDIT COMMITTEE REPORT
The Audit Committee’s general role is to assist the Board in monitoring the Company’s financial reporting process and related matters. The Audit Committee’s specific responsibilities are set forth in its charter. The Audit Committee acts only in an oversight capacity and relies on the work and assurances of management, who have primary responsibility for our financial statements, as well as the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.
In fulfilling these responsibilities, the Audit Committee ratified the selection of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ended December 31, 2021, and reviewed with Deloitte their audit scope and plan. In reaching its recommendation, the Audit Committee considered the qualifications of Deloitte and has received and reviewed the written disclosures and the letter from Deloitte required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed its independence with members of Deloitte.
The Audit Committee has reviewed the Company’s consolidated financial statements for its fiscal year ended December 31, 2021, and met with our management team, as well as with representatives of Deloitte, the Company’s independent registered public accounting firm, to discuss the consolidated financial statements. The Audit Committee also discussed with members of Deloitte the matters required to be discussed by the applicable requirements of the PCAOB, including Auditing Standard No. 1301.
Based on the review and discussions described above, the Audit Committee has recommended to the Board of Directors that the Company’s audited consolidated financial statements for its fiscal year ended December 31, 2021 be included in its Annual Report on Form 10-K for its 2021 fiscal year and filed with the Securities and Exchange Commission.
Members of the Audit Committee
Timothy J. Dunn, Chair
Carol DiBattiste
Prof. Dr. Bernd Gottschalk
Wen H. Hsieh
The information contained in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference in any filing of the Company under the Securities Act, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS
The following sets forth certain information as of March 14, 2022 regarding our executive officers.
Name	Age	Position(s)
Blair B. LaCorte	59	Chief Executive Officer and Director
Robert A. Brown	57	Chief Financial Officer and Treasurer
Luis C. Dussan	47	Chief Technology Officer, Director, and founder
Andrew S. Hughes	56	General Counsel and Secretary
Thomas R. Tewell	55	Chief Operating Officer
The biographies for Blair B. LaCorte and Luis C. Dussan are provided above in “Board of Directors – Our Board of Directors” on page 5.
Robert A. Brown has served as our Chief Financial Officer and Treasurer since the closing of the Transactions and joined AEye Technologies in November 2020 as Chief Financial Officer. He came to AEye with over 30 years of financial experience, completing over $20 billion in financing and M&A transactions. Prior to joining AEye, he was the Chief Financial Officer at Cepton Technologies, Inc., a provider of lidar solutions, from 2019 through 2020, at Velodyne Lidar, Inc., also a provider of lidar solutions, from 2017 through 2019, and at VeriSilicon Holdings Co., Ltd., a provider of custom semiconductor services and semiconductor IP licensing, from 2015 through 2017. From 2014 through 2015, he served as Vice President, Business Development at Cadence Design Systems, Inc., a provider of computational software for electronic design. Mr. Brown also served in various positions at LSI Corporation, a provider of networking and storage semiconductors, from 2000 to 2014, including Senior Director, Corporate Development, and Vice President, Treasury, Tax & Corporate Development. From 1999 to 2000 he worked as VP, Financial Planning & Treasurer at GetThere.com, Inc., a provider of internet travel solutions. Prior to that, Mr. Brown held several roles in finance at the Hewlett-Packard Company, a provider of computers and peripherals, from 1992 to 1999. He started his career in banking with Security Pacific National Bank in 1987. Mr. Brown holds a B.S. in Business from Miami University and an M.B.A. from the University of Michigan.
Andrew S. Hughes has served as our General Counsel and Secretary since the closing of the Transactions and joined AEye Technologies in March 2021 as General Counsel. Mr. Hughes has over 30 years of legal experience and prior to joining us, he was the General Counsel for the Americas at Renesas Electronics Corporation (TSE: 6723), a global automotive and industrial semiconductor manufacturer, from 2017 through 2021. From 2015 to 2017, he was the General Counsel and Corporate Secretary at Intersil Corporation (NASDAQ: ISIL), a power management semiconductor solutions provider. During his career, Mr. Hughes has also served as General Counsel and Corporate Secretary at Ikanos Communications, Inc. (NASDAQ: IKAN), Bell Microproducts, Inc. (NASDAQ: BELM), and LSI Logic Corporation (NYSE: LSI), and served as a Division Counsel at Harris Corporation (NYSE: HRS) as well as a partner at a regional law firm in Southern California. Mr. Hughes holds a B.A. degree from the University of California, Los Angeles, and a J.D. and M.B.A. from Santa Clara University.
Thomas R. Tewell has served as our Chief Operating Officer since the closing of the Transactions and joined AEye Technologies in March 2021 as Chief Operating Officer. Prior to joining AEye, he was the Chief Operating Officer at Velodyne Lidar, Inc., a provider of lidar solutions, from 2018 through 2021. From 2017 to 2018, he was an executive in manufacturing strategy and technology at Velodyne Lidar, Inc. Earlier in his career, from 2005 through 2017, Mr. Tewell has held progressively senior roles in both the hardware and embedded software space across a variety of technology companies, including VeriSilicon Holdings Co., Ltd., NXP Semiconductors N.V., Freescale Semiconductor, Inc., Nvidia Corporation, and Fujitsu Semiconductor America, Inc. He brings more than 30 years of engineering and operations experience, including two decades in automotive electronics.

EXECUTIVE COMPENSATION
This section sets forth the compensation of our principal executive officer and our two other most highly compensated executive officers for the fiscal year ended December 31, 2021 (our “NEOs”). Our NEOs are:
•	Blair B. LaCorte, our Chief Executive Officer;
•	Andrew S. Hughes, our General Counsel and Secretary; and
•	Thomas R. Tewell, our Chief Operating Officer.
As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. Accordingly, we have not included in this section a compensation discussion and analysis of our executive compensation programs or tabular compensation information other than the “Summary Compensation Table” and the “Outstanding Equity Awards at Fiscal Year-End” table below. In addition, for so long as we are an emerging growth company, we will not be required to submit certain executive compensation matters to our stockholders for advisory votes, such as “say-on-pay” and “say-on-frequency” votes.
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our NEOs for our fiscal year ended December 31, 2021 (referred to herein as fiscal year 2021) and our fiscal year ended December 31, 2020 (referred to herein as fiscal year 2020) (other than Messrs. Hughes and Tewell, who were not named executive officers until the commencement of their employment in March 2021).
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All other compensation ($)(4)	Total Compensation ($)
Blair B. LaCorte Chief Executive Officer	2021	$366,667	$5,183,043	—	$631,250	$45,740	$6,226,700
	2020	$218,506	—	$1,617,266	—	$19,530	$1,855,302
Andrew S. Hughes General Counsel and Secretary	2021	$174,824	$7,179,984	—	$197,417	$17,557	$7,569,782
Thomas R. Tewell Chief Operating Officer	2021	$191,378	$6,898,365	—	$238,000	$12,014	$7,339,757
(1)
Represents the aggregate grant date fair value of stock awards granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB Topic 718”). The 2021 stock awards consist of grants of restricted stock share units (“RSUs”) granted pursuant to the AEye, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) or the 2016 Stock Plan (the “2016 Plan”). Terms of the 2021 RSUs are summarized in “Elements of Executive Compensation—Equity Awards During 2021” below. The fair value of each RSU is measured based on the closing price of our common stock on the date of grant. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(2)
Represents the aggregate grant date fair value of stock options (“Options”) granted, computed in accordance with FASB Topic 718. The Options granted in 2020 were granted pursuant to the 2016 Plan. Terms of the 2020 Options are summarized in “Elements of Executive Compensation—Equity Awards During 2020” below. The fair value of each option grant is estimated based on the fair market value on the date of grant using the Black-Scholes-Merton option pricing model. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The assumptions made when calculating the amounts reported are found in Note 15: “Stock-Based Compensation” to our audited consolidated financial statements included in Part II, Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(3)
Represents amounts earned for 2021 under our annual cash bonus program (see “Elements of Executive Compensation – Annual Cash Bonus” below). In addition, Mr. LaCorte was paid a $50,000 bonus in connection with the announcement of the business combination in February 2021, a $75,000 discretionary bonus in May 2021, and a $125,000 bonus in connection with the completion of the Transactions; Mr. Hughes was paid a $75,000 bonus in connection with the completion of the Transactions; and Mr. Tewell was paid a $115,000 sign-on bonus in connection with his offer of employment.

(4)
Represents the Company’s contribution to each NEO’s account in the Company’s 401(k) plan and, in the case of Mr. LaCorte, a stipend of $14,400.00, a $382 bonus, which was paid to all employees, in lieu of a 2021 holiday party which was cancelled due to a local surge in Covid-19 cases, and $12,013 to account for certain tax withholding errors made by the Company; in the case of Mr. Hughes, a $382 bonus in lieu of the 2021 holiday party, and $9,660 to account for certain tax withholding errors made by the Company; and in the case of Mr. Tewell, a $330 bonus in lieu of the 2021 holiday party.

ELEMENTS OF EXECUTIVE COMPENSATION
Base Salary
Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective executive team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary for our NEOs are designed to reflect each NEO’s scope of responsibility and accountability. The base salary paid to each of our NEOs for 2021 is set forth in the “Summary Compensation Table” above. Prior to the closing of the Transactions, our NEOs were paid a base salary below market. Following the closing of the Transactions, our Compensation Committee, with the assistance of an independent compensation consultant, adjusted the base salaries of our NEOs to market level. Prior to the Transactions, Mr. LaCorte was paid an annual base salary of $250,000, that was adjusted to $600,000 effective as of the Closing Date; prior to the Transactions, Mr. Hughes was paid an annual base salary of $225,000, that was adjusted to $350,000 effective as of December 1, 2021; and prior to the Transactions, Mr. Tewell was paid an annual base salary of $250,000, that was adjusted to $320,000 effective as of December 1, 2021.
Annual Cash Bonus
We provide our NEOs with short-term incentive compensation through an annual cash bonus program. The annual cash bonus program holds the NEOs accountable to business and individual objectives, rewards the NEOs based on actual business results and helps sustain a “pay for performance” culture. Prior to the Transactions, our NEOs were not assigned an annual bonus target. However, in conjunction with our Compensation Committee’s review of the overall compensation of our NEOs following the closing of the Transactions, the Compensation Committee assigned a target annual bonus to each NEO. The annual bonus targets were set by our Compensation Committee as follows: for Mr. LaCorte, 100% of his base salary; for Mr. Hughes, 65% of his base salary; and for Mr. Tewell, 60% of his base salary.
Although our Compensation Committee set allocations for each of our NEOs between corporate and individual goals, for 2021, our Compensation Committee determined that the bonus amounts to be paid to our NEOs would be based on a simple mathematical formula. In 2021, our NEOs received a bonus calculated as follows: the weighted average base salary amount in 2021, multiplied by the annual bonus target, multiplied by the number of days the NEO was employed in 2021 by the Company. For Mr. LaCorte, his weighted average base salary was $381,250.00, multiplied by his target bonus amount of 100%, multiplied by the number of days employed by the Company in 2021, which was 365, resulting in a bonus payment of $381,250. For Hughes, his weighted average base salary was $235,417.00, multiplied by his target bonus amount of 65%, multiplied by the number of days employed by the Company in 2021, which was since March 15, 2021 (or 80% of the year), resulting in a bonus payment of $122,417.00. For Tewell, his weighted average base salary was $256,250.00, multiplied by his target bonus amount of 60%, multiplied by the number of days employed by the Company in 2021, which was since March 15, 2021 (or 80% of the year), resulting in a bonus payment of $123,000.00. Amounts earned by each NEO for fiscal year 2021 under the annual cash bonus program are set forth in the “Summary Compensation Table” above.
Equity Awards During Fiscal Year 2021
During fiscal year 2021, our NEOs were granted equity awards under our 2016 Stock Plan and our 2021 Equity Plan; the 2021 Equity Plan became effective in connection with the closing of the Transactions.
Restricted Stock Units
During 2021, each of our NEOs received one or more awards of restricted stock units (“RSUs”), granted pursuant to our 2016 Stock Plan, if before the Transactions, and from our 2021 Equity Plan, if after the Transactions. Mr. LaCorte received an award of 11,162 RSUs (post-business combination adjusted) from the 2016 Stock Plan in conjunction with the signing of the business combination and an award of 1,151,316 RSUs from the 2021 Equity Plan to bring Mr. LaCorte’s overall compensation package in line with the market. Mr. Hughes received an award of 223,248 RSUs (post-business combination adjusted) from the 2016 Stock Plan in conjunction with his offer of employment and an additional award of 1,176,752 RSUs from our 2021 Equity

Plan as our Compensation Committee believed the additional award was necessary to equate Mr. Hughes’ equity position with our other NEOs. Mr. Tewell received an award of 1,532,970 RSUs (post-business combination adjusted) from the 2021 Stock Plan in conjunction with his offer of employment.
The Company generally intends to grant annual equity awards pursuant to our 2021 Equity Plan to senior management, including our NEOs, in the first calendar quarter of each year. Each of our NEOs received an additional grant of RSUs in March of 2022.
Stock Ownership Guidelines
Our Board has adopted stock ownership guidelines for our named executive officers whereby we expect that, at a minimum, by the fifth anniversary of his or her commencement of employment with the Company that each named executive officer shall have acquired, and for as long as he or she remains a named executive officer, will maintain ownership of, in the case of our Chief Executive Officer, four times base salary, and in the case of our other named executive officers, two times base salary. All unvested restricted stock units that have been granted to a named executive officer count toward the indicated minimum dollar values. Although none of our named executive officers have been employed by us for at least five years, all of our named executive officers currently satisfy this requirement.
EMPLOYMENT AGREEMENTS WITH OUR NEOS
Other than a standard Employee Proprietary Information and Invention Agreement (“EPIIA”) that is signed by each of our employees at the commencement of their employment, including our NEOs, we did not have employment agreements with any of our NEOs. Each NEO is employed on at “at-will” basis. However, our Compensation Committee did provide each of our NEOs with a Change in Control Severance Agreement in March of 2022 that provides in the event of a defined change in control and a separation from service, also known as a “double trigger,” the NEO would be entitled to 1.5 times annual base pay and target bonus, prorated target bonus for the year in which the separation from service occurred, an acceleration of all granted but unvested equity awards, and paid health insurance premiums for 18 months from the separation of service.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth the outstanding equity awards held by each of our NEOs as of December 31, 2021.
	Option-based awards					Share-based awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Blair B. LaCorte	77,520	—	—	0.1586	05/30/2027
	19,382	—	—	0.1747	05/07/2028
	16,700	13,662	—	0.1747	09/17/2028
	52,095	56,430	—	0.6235	02/27/2029
	9,307	11,622	—	0.6235	07/01/2029
	21,291	—	—	0.6262	04/09/2030
	9,190	—	—	0.6262	04/09/2030
	47,152	247,810	—	0.6262	09/30/2030
	3,108,725	3,094,103	—	0.6262	09/30/2030
						1,861	9,007
						1,103,345	5,340,190
Andrew S. Hughes						223,248	1,080,520
						1,127,721	5,458,170
Thomas R. Tewell						1,532,970	7,419,575
(1)	The value of each unvested restricted stock unit is based on the closing price of our common stock on December 31, 2021, which was $4.84.
RETIREMENT PLAN AND EMPLOYEE BENEFITS
All of our U.S. employees are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision, life and disability insurance, and a 401(k) plan with Company contributions. Our NEOs are eligible to participate in these plans on the same basis as our other employees and do not participate in executive level benefit programs. Other than our 401(k) plan, we do not sponsor or maintain any deferred compensation or retirement plans. The Company contributions to the 401(k) plan on behalf of each NEO in fiscal year 2021 are included in the “Summary Compensation Table” above under the column “All Other Compensation.”
TERMINATION AND CHANGE IN CONTROL PROVISIONS
Employment Agreements with our NEOs
A description of the severance payments and benefits to be provided to our NEOs, including in respect of equity awards held by our NEOs, in connection with certain terminations of employment both in connection with a change in control and not in connection with a change in control, is set forth in “Employment Agreements with our NEOs” above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The following includes a summary of transactions since January 1, 2021 to which we have been a party, in which the amount involved in the transaction exceeded $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest, other than equity and other compensation, termination, change of control, and other arrangements, which are described under the section entitled “Executive Compensation.”
LOCK-UP AGREEMENTS
In February 2021, AEye Technologies, CF Finance Acquisition Corp. III (our sponsor for the Transactions), and certain key AEye Technologies stockholders entered into a Lock-Up Agreement, whereby each of the key AEye Technologies stockholders agreed to not to sell or offer to sell their AEye Technologies capital stock for a certain period of time. Luis C. Dussan, Blair B. LaCorte, Taiwania Capital Buffalo Fund Co., Ltd., KPCB Holdings, Inc., as nominee, and General Motors Ventures LLC are parties to the A&R Stockholder Support Agreement. Luis C. Dussan and Blair B. LaCorte are both members of our Board of Directors, Taiwania Capital Buffalo Fund Co., Ltd. is a current stockholder and affiliated with a former member of the Board of AEye Technologies, KPCB Holdings, Inc., as nominee is a current stockholder and is affiliated with a current member of our Board, and General Motors Ventures LLC, currently holds more than 5% of our Common Stock.
EMPLOYMENT RELATIONSHIP
Since November 2016, we have employed a sibling of Mr. Dussan, the Company’s Chief Technology Officer and director, who held initially held the position of Sr. Manager, Human Resources and was promoted to Director, Human Resources in 2021. In 2020 and 2021, Mr. Dussan’s sibling received total cash compensation of $115,000 and $136,000, respectively. In 2020, he was granted options to purchase 37,208 (post-business combination adjusted) shares of common stock with an exercise price of $0.6262 per share (post-business combination adjusted). In 2021, he was granted 1,860 RSUs that vest over four years. In addition, he participates in all other benefits that the Company generally offers to all of its employees.
INDEMNIFICATION UNDER CERTIFICATE OF INCORPORATION AND BYLAWS; INDEMNIFICATION AGREEMENTS
Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
POLICY REGARDING RELATED PARTY TRANSACTIONS
Our Board of Directors has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly held common stock that is listed on NASDAQ. The purpose of the policy is to describe the procedures used to identify, review, approve, and disclose, if necessary, any transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which (i) we were, are, or will be a participant, (ii) the aggregate amount involved exceeds $120,000, and (iii) a related person has or will have a direct or indirect material interest, in each case, other than compensation arrangements approved by our Audit Committee. For purposes of the policy, a related person is (a) any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of us or a nominee to become a director of us, (b) any person who is known to be the beneficial owner of more than 5% of our voting securities, (c) any immediate family member of any of the foregoing persons sharing the same household as such person, or (d) any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position, or in which such person has a 5% or greater beneficial ownership interest. Our Audit Committee reviews and approves, or ratifies, each related party transaction, taking into account whether the terms are comparable to those obtained in an arm’s length transaction, the extent of the related person’s interest and other factors. If advance approval of a related party transaction is not feasible, then the transaction may be preliminarily entered into by management upon prior approval by the General Counsel, subject to ratification by our Audit Committee at its next regularly scheduled meeting. No director may participate in approval of a related party transaction for which he or she is a related person.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information known to the Company regarding the beneficial ownership of the common stock as of March 14, 2022, by:
•	each person who is known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of the common stock;
•	each Named Executive Officer and director of the Company; and
•	all current executive officers and directors of the Company, as a group.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership percentages set forth in the table below are based on 155,985,760 shares of common stock issued and outstanding as of March 14, 2022. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to equity awards held by the person that are currently exercisable, or would be exercisable or would vest based on service-based vesting conditions within 60 days of March 14, 2022. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned common stock and preferred stock.
Name and Address of Beneficial Owner(1)	Number of Shares of Common stock	Percent Owned
Directors and Named Executive Officers:
Carol DiBattiste(2)	18,604	*
Timothy J. Dunn(3)	49,943	*
Luis C. Dussan(4)	18,696,211	11.99%
Prof. Dr. Bernd Gottschalk(5)	110,545	*
Wen H. Hsieh	—	*
Blair B. LaCorte(6)	5,611,744	3.60%
Dr. Karl-Thomas Neumann(7)	4,650	*
Sue Zeifman(8)	2,500	*
Andrew S. Hughes(9)	173,330	*
Thomas R. Tewell(10)	415,178	*
All directors and executive officers as a group (10 individuals)(11)	25,082,705	16.08%
Five Percent Holders:
KPCB XVI Associates LLC(12)	16,300,697	10.45%
General Motors Ventures LLC(13)	14,064,191	9.02%
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of the following entities or individuals is c/o AEye, Inc., One Park Place, Suite 200, Dublin, CA 94568.
(2)
Consists of 17,053 shares of common stock held of record by Ms. DiBattiste and 1,551 shares of common stock subject to equity awards held by Ms. DiBattiste that are expected to vest within 60 days of March 14, 2022.

(3)
Consists of 7,825 shares of common stock held of record by Mr. Dunn and 23,514 shares of common stock held of record by the Dunn Family Trust U/A/D 7/10/2001, for which Mr. Dunn serves as a trustee, and options to purchase 18,604 shares of common stock that have vested within 60 days of March 14, 2022.

(4)
Consists of 18,324,131 shares of common stock held of record by Mr. Dussan and 372,080 shares of common stock held of record by the Luis Carlos Dussan Family Trust dated January 20, 2021, however, with respect to the shares held in trust, Mr. Dussan disclaims beneficial ownership except to the extent of his pecuniary interest therein.

(5)
Consists of 51,633 shares of common stock held of record by Prof. Dr. Gottschalk and option to purchase 58,912 shares of common stock that are expected to vest, or have vested, within 60 days of March 14, 2022.

(6)
Consists of 1,600,510 shares of common stock held of record by Mr. LaCorte and 4,011,234 shares of common stock subject to equity awards held by Mr. LaCorte that are expected to vest and be exercisable within 60 days of March 14, 2022.

(7)	Consists of 4,030 shares of common stock held by of record by Dr. Neumann and 620 shares of common stock awards held by Dr. Neumann that are expected to vest within 60 days of March 14, 2022.
(8)	Consists of 2,500 shares of common stock held of record by Ms. Zeifman.
(9)
Consists of 63,835 shares of common stock held of record by Mr. Hughes and 109,495 shares of common stock subject to equity awards held by Mr. Hughes that are expected to vest within 60 days of March 14, 2022.

(10)
Consists of 0 shares of common stock held of record by Mr. Tewell and 415,178 shares of common stock subject to equity awards held by Mr. Tewell that are expected to vest within 60 days of March 14, 2022.

(11)
Consists of 20,467,111 shares of common stock held of record and 4,615,594 shares of common stock subject to equity awards that are expected to vest and/or be exercisable within 60 days of March 14, 2022.

(12)
Based solely on the Schedule 13G filed on February 11, 2022 filed by (i) Kleiner Perkins Caufield & Byers XVI, LLC (“KPCB XVI”), (ii) KPCB XVI Founders Fund, LLC (“KPCB XVI Founders”), (iii) KPCB XVI Associates, LLC (“KPCB XVI Associates”), (iv) Kleiner Perkins Caufield & Byers XIX, LLC (“KPCB XIX”), (v) KPCB XIX Founders Fund, LLC (“KPCB XIX Founders”), (vi) Kleiner Perkins XIX Friends, LLC (“KPCB XIX Friends”) and (vii) KPCB XIX Associates, LLC (“KPCB XIX Associates”). Consists of: (i) 13,405,167 shares over which KPCB XVI has sole voting and dispositive power, except that KPCB XVI Associates, the managing member of KPCB XVI, may be deemed to have sole power to vote and dispose these shares; (ii) 458,898 shares over which KPCB XVI Founders has sole voting and dispositive power, except that KPCB XVI Associates, the managing member of KPCB XVI Founders, may be deemed to have sole power to vote and dispose these shares; (iii) 13,864,065 shares over which KPCB XVI Associates has sole voting and dispositive power, of which 13,405,167 are directly owned by KPCB XVI and 458,898 are directly owned by KPCB XVI Founders, where KPCB XVI Associates, as the managing member of KPCB XVI and KPCB XVI Founders, may be deemed to have sole power to vote and dispose these shares; (iv) 2,362,303 shares over which KPCB XIX has sole voting and dispositive power, except that KPCB XIX Associates, the managing member of KPCB XIX, may be deemed to have sole power to vote and dispose these shares; (v) 52,150 shares over which KPCB XIX Founders has sole voting and dispositive power, except that KPCB XIX Associates, the managing member of KPCB XIX Founders, may be deemed to have sole power to vote and dispose these shares; (vi) 22,179 shares over which KPCB XIX Friends has sole voting and dispositive power, except that KPCB XIX Associates, the managing member of KPCB XIX Friends, may be deemed to have sole power to vote and dispose these shares; and (vii) 2,436,632 shares over which KPCB XIX Associates has sole voting and dispositive power, of which (x) 2,362,303 shares are directly owned by KPCB XIX, (y) 52,150 shares are directly owned by KPCB XIX Founders and (z) 22,179 shares are directly owned by KPCB XIX Friends, where KPCB XIX Associates, as the managing member of KPCB XIX, KPCB XIX Founders and KPCB XIX Friends, may be deemed to have sole power to vote and dispose these shares. The address for each of the Reporting Persons is c/o Kleiner Perkins Caufield & Byers, LLC, 2750 Sand Hill Road, Menlo Park, California 94025.

(13)
Based solely on the Schedule 13G filed on September 3, 2021. Consists of 14,064,191 shares of common stock held of record by (i) General Motors Ventures LLC (“GM Ventures”), (ii) General Motors Holdings LLC (“GM Holdings”), and (iii) General Motors Company (“GM”), where such entities have shared voting and dispositive power. GM Ventures is a wholly owned subsidiary of GM Holdings; GM Holdings is a wholly owned subsidiary of GM. The principal office of each of GM Ventures, GM Holdings, and GM is 300 Renaissance Center, Detroit, Michigan 48265.

Equity Compensation Plan Information
The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our common stock may be issued.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2021 Equity Incentive Plan	6,026,690(1)	$0	9,322,691(2)
2016 Stock Plan	27,323,497(3)	$0.53	0(4)
2014 US LADAR Inc. Equity Incentive Plan	3,322,988(5)	$0.10	0(6)
Equity compensation plans not approved by security holders	—	—	—
Total	36,673,175		9,322,691
(1)
Represents 6,026,690 shares of common stock issuable upon the settlement of outstanding restricted stock units granted under the 2021 Equity Incentive Plan as of December 31, 2021. As of March 14, 2022, no stock options had been issued under the 2021 Equity Incentive Plan.

(2)
To the extent that outstanding awards under the 2021 Equity Incentive Plan are forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares of common stock, or are otherwise terminated (other than by exercise or vesting), such shares subject to such awards will be available for future issuance under the 2021 Equity Incentive Plan. In addition, the number of shares of common stock reserved for issuance under the 2021 Equity Incentive Plan were increased by 7,743,413 shares after December 31, 2021, representing 5% of the common stock issued and outstanding calculated on a fully diluted basis as of December 31, 2021, and will be cumulatively increased on each January 1 hereafter, through and including January 1, 2031, by a number of shares of common stock of up to 3% of the number of shares of common stock issued and outstanding calculated on a fully-diluted basis on the immediately preceding December 31. The number here does not reflect the increase in shares available for grant occurring after December 31, 2021.
(3)
Represents 27,323,497 shares of common stock issuable upon settlement of outstanding restricted share units and shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2021 under the 2016 Stock Plan. To the extent that outstanding awards under the 2016 Stock Plan are forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares of common stock, or are otherwise terminated (other than by exercise or vesting), such shares subject to such awards will be not be available for future issuance under the 2016 Stock Plan or any other equity plan.

(4)	No further shares of common stock will be issued under the 2016 Stock Plan.
(5)
Represents 3,322,988 shares of common stock issuable upon the exercise of outstanding stock options as of December 31, 2021 under the 2014 US LADAR Inc. Equity Incentive Plan. To the extent that outstanding awards under the 2014 US LADAR Inc. Equity Incentive Plan are forfeited, canceled, reacquired by the Company, satisfied without the issuance of shares of common stock, or are otherwise terminated (other than by exercise or vesting), such shares subject to such awards will be not be available for future issuance under the 2014 US LADAR Inc. Equity Incentive Plan or any other equity plan.

(6)	No further shares of common stock will be issued under the 2014 US LADAR Inc. Equity Incentive Plan.

STOCKHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS
Stockholders who, in accordance with Rule 14a-8 of the Exchange Act, wish to present proposals at our 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”) and wish to have those proposals included in the proxy materials to be distributed by us in connection with our 2023 Annual Meeting must submit their proposals to the Company at the physical address provided below on or before December 1, 2022. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal to be eligible for inclusion in our 2023 proxy statement.
In accordance with our Bylaws, in order to be properly brought before the 2023 Annual Meeting, regardless of inclusion in our proxy statement, notice of a matter a stockholder wishes to present, including any director nominations, must be delivered to the Company at the physical address provided below, not less than 90 nor more than 120 days prior to the first anniversary date of this year’s annual meeting, which would be no earlier than January 10, 2023 and no later than February 9, 2023. If, however the date of the meeting is advanced by more than 30 days, or delayed by more than 60 days, from the anniversary date of this year’s annual meeting, notice by the stockholder to be timely must be delivered not earlier than 90 days prior to the 2023 Annual Meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or 10th day following the day on which public announcement of the date of such meeting is first made by the us. The stockholder must also provide all of the information required by our Bylaws.
AEye, Inc.
Corporate Secretary
One Park Place, Suite 200
Dublin, CA 94568
HOUSEHOLDING
The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Householding is the term used to describe the practice of delivering a single set of notices, proxy statements, and annual reports to any household at which two or more stockholders reside. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. Householding will continue until you are notified otherwise or you submit contrary instructions.
The Company will promptly deliver an additional copy of any such document to any stockholder who writes the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notice, proxy statement, and annual report, you may contact us to request delivery of a single copy of these materials. Stockholders of record who currently receive multiple copies of the annual report and proxy statement or Notice of Internet Availability at their address who would prefer that their communications be householded, or stockholders of record who are currently participating in householding and would prefer to receive separate copies of our proxy materials, should also contact us. Any such written requests should be directed to the Company at the following physical address or email address:
AEye, Inc.
Corporate Secretary
One Park Place, Suite 200
Dublin, CA 94568
Email: legal@aeye.ai
(925) 400-4366
ANNUAL REPORT ON FORM 10-K
A copy of our annual report on Form 10-K for the year ended December 31, 2021, as filed with the SEC, is available to stockholders without charge upon written request directed to Corporate Secretary, AEye, Inc., One Park Place, Suite 200, Dublin, CA 94568 or by phone at (925) 400-4366, or by email at legal@aeye.ai. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing.

OTHER MATTERS
We do not presently know of any matters to be acted upon at our Annual Meeting other than the matters referred to in this proxy statement. If any other matter is properly presented, proxy holders will vote on the matter in their discretion.
By order of the Board of Directors,
/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary
March 31, 2022

ANNEX A
AEYE, INC.
2022 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the AEye, Inc. 2022 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of AEye, Inc. (the “Company”) and each Designated Company (as defined below) with opportunities to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”). 2,000,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on January 1, 2023 and each January 1 thereafter through (and including) January 1, 2032, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (a) one percent of the number of shares of Common Stock issued and outstanding calculated on a fully-diluted basis on the immediately preceding December 31; or (b) such lesser number of shares as the Administrator shall approve.
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options shall be granted pursuant to rules, procedures, or sub-plans adopted by the Administrator designed to achieve tax, securities laws, or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component shall operate and be administered in the same manner as the 423 Component.
Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 28.
1. Administration. The Plan shall be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has full authority at any time to: (a) adopt, alter, and repeal such rules, guidelines, and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (b) interpret and construe the terms and provisions of the Plan; (c) make all determinations it deems advisable for the administration of the Plan, including to accommodate the specific requirements of local laws, regulations, and procedures for jurisdictions outside the United States; (d) decide all disputes arising in connection with the Plan; and (e) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be final and binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2. Offerings. The Company shall make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”) consisting of one or more Purchase Periods. Unless otherwise determined by the Administrator, the initial Offering shall begin on November 1, 2022 and shall end on October 31, 2024 (the “Initial Offering”) and the next two Offerings shall commence on the first trading day on or following each of May 1, 2023 and November 1, 2023 and shall end on October 31, 2024. Thereafter, unless otherwise determined by the Administrator, subsequent Offerings shall begin on the first trading day on or after each May 1 and November 1 and shall end on the last trading day on or before the first following October 31 and April 30, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration. Unless the Administrator otherwise determines, each Offering shall be divided into equal six-month Purchase Periods, except that the first Purchase Period in the Initial Offering shall commence on November 1, 2022 and shall end on the last trading day on or before April 30, 2023.
3. Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Company are eligible to participate in any one or more of the Offerings under the Plan, provided that, unless otherwise determined by the Administrator, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Company for more than 20 hours a week and for more than five months in any calendar year; provided, however, that employees who are employed for 20 hours or less a week or for five months or less in any calendar year may be eligible to participate in the Plan if required by applicable law or regulations. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Company for purposes of the Company’s or applicable Designated Company’s payroll system are not considered to be eligible employees of the Company or any Designated Company and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Company for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Company on the Company’s or Designated Company’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein. Notwithstanding any other provision herein, the Administrator may determine that select employees of a Designated Company that would otherwise be eligible to participate in any one or more of the Offerings under the Plan but are restricted or limited from so participating due to applicable law are ineligible to participate in any one or more of the Offerings under the Plan.
4. Participation.
(a) Participants on Effective Date. Each eligible employee at the time of the adoption of the Plan shall be deemed to be a Participant at such time. If an eligible employee is deemed to be a Participant pursuant to this Section 4(a), such individual shall be deemed not to have authorized payroll deductions and shall not purchase any Common Stock hereunder unless he or she thereafter authorizes payroll deductions by submitting an enrollment form (in the manner described in Section 4(c)) within 60 days of the commencement of the Initial Offering. If such a Participant does not authorize payroll deductions by submitting an enrollment form within 60 days of the commencement of the Initial Offering, that Participant shall be deemed to have withdrawn from the Plan.
(b) Participants in Subsequent Offerings. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form (in the manner described in Section 4(c)) at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(c) Enrollment. The enrollment form (which may be in an electronic format or such other method as determined by the Company in accordance with the Company’s practices) shall (a) state a whole percentage to be deducted from an eligible employee’s Compensation per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan, and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures shall be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases shall continue at the same percentage of Compensation for future Offerings, provided he or she remains eligible.
(d) Notwithstanding the foregoing, participation in the Plan shall neither be permitted nor denied contrary to the requirements of the Code.
5. Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one (1) percent up to a maximum of ten (10) percent of such employee’s Compensation for each pay period. The Company shall maintain book accounts showing the amount of payroll deductions made by each Participant for each Purchase Period. No interest shall accrue or be paid on payroll deductions, except as may be required by applicable law. If payroll deductions for purposes of the Plan are prohibited or otherwise problematic under applicable law (as determined by the Administrator in its discretion), the Administrator may require Participants to contribute to the Plan by such other means as determined by the Administrator. Any reference to “payroll deductions” in this Section 5 (or in any other section of the Plan) shall similarly cover contributions by other means made pursuant to this Section 5.
6. Deduction Changes. Except in the event of a Participant increasing his or her payroll deduction from zero (0) percent during the first Offering as specified in Section 4(a) or as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7. Withdrawal. A Participant may withdraw from participation in the Plan by submitting to the Company a revised enrollment form indicating his or her election to withdraw (in accordance with such procedures as may be established by the Administrator). The Participant’s withdrawal shall be effective as of the next business day or as of a later date determined by the Administrator. Following a Participant’s withdrawal, the Company shall promptly refund such individual’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such an employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.
8. Grant of Options. On each Offering Date, the Company shall grant to each Participant in the Plan an option (“Option”) to purchase, on the last day of a Purchase Period (the “Exercise Date”) and at the Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the Option Price (as defined herein); (b) a number of shares determined by dividing $15,000 by the Fair Market Value of a Common Stock on the Offering Date; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. Each Participant’s Option shall be exercisable only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) shall be 85 percent of the Fair Market Value of a Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an Option hereunder if such Participant, immediately after the Option was granted, would be treated as owning stock possessing five (5) percent or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an Option which permits his or her rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.
9. Exercise of Option and Purchase of Shares. Each employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date shall purchase at the Option Price, subject to any other limitations contained in the Plan. Unless otherwise determined by the Administrator in advance of an Offering, any amount remaining in a Participant’s account after the purchase of shares on an Exercise Date of an Offering solely by reason of the inability to purchase a fractional share shall be carried forward to the next Purchase Period and, if such Exercise Date is the final Exercise Date of an Offering, shall be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering shall be refunded to the Participant promptly.
10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, her or their, nominee for such purpose.
11. Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction shall be taken from any pay due and owing to the Participant and the balance in the Participant’s account shall be paid to such Participant or, in the case of such Participant’s death, to the legal representative of his or her estate as if such Participant had withdrawn from the Plan under Section 7. An employee shall be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Company, ceases to be a Subsidiary or Affiliate, or if the employee is transferred to any corporation other than the Company or a Designated Company. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Companies or a Designated Company and the Company shall not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Option shall be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s Option shall remain non-qualified under the Non-423 Component. Further, an employee shall not be deemed to have terminated employment for purposes of this Section 11, if the employee is on an approved leave of absence where the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
12. Special Rules and Sub-Plans. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules or sub-plans applicable to the employees of a particular Designated Company, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Company has employees, regarding, without limitation, eligibility to participate in the Plan, handling and making of payroll deductions or contribution by other means, establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements; provided that if such special rules or sub-plans are inconsistent with the requirements of Section 423(b) of the Code, the employees subject to such special rules or sub-plans shall participate in the Non-423 Component.
13. Optionees Not Stockholders. Neither the granting of an Option to a Participant nor the deductions from his or her pay shall result in such Participant becoming a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to him or her.
14. Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
15. Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose, unless otherwise required under applicable law.
16. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted by the Board in its sole discretion to give proper effect to such event.
17. Change in Control. Each outstanding purchase right shall automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at the Option Price, with the Exercise Date being the date immediately prior to the effective date of such Change in Control. Any such purchase shall be subject to any other limitations contained in the Plan. The Company shall use its best efforts to provide at least ten (10) days’ prior written notice of the occurrence of any Change in Control, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights prior to the effective date of the Change in Control. Notwithstanding the foregoing provisions of this Section 17 to the contrary, the Administrator may in its discretion determine that any outstanding purchase rights shall be terminated prior to the effective date of a Change in Control, in which case all payroll deductions for the Purchase Period in which such purchase rights are terminated shall be promptly refunded.

18. Amendment of the Plan. The Board may at any time and from time to time amend the Plan in any respect, except that without the approval within 12 months of such Board action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19. Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20. Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten-year anniversary of the Registration Date.
21. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to the completion of any registration or qualification of the Common Stock under any U.S. or non-U.S. local, state or federal securities or exchange control law, or under rulings or regulations of the SEC or of any other governmental regulatory body, and to obtaining any approval or other clearance from any U.S. and non-U.S. local, state or federal governmental agency, which registration, qualification, or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Common Stock with the SEC or any other U.S. or non-U.S. securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of such stock.
22. Governing Law. This Plan and all Options and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.
23. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24. Tax Withholding. Participation in the Plan is subject to any applicable U.S. and non-U.S. federal, state, or local tax withholding requirements on income the Participant realizes in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from a Participant’s wages, salary, or other compensation at any time the amount necessary for the Company or any Subsidiary or Affiliate to meet applicable withholding obligations, including any withholding required to make available to the Company or any Subsidiary or Affiliate any tax deductions or benefits attributable to the sale or disposition of Common Stock by such Participant. In addition, the Company or any Subsidiary or Affiliate may, but shall not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding that the Company or any Subsidiary or Affiliate deems appropriate to the extent permitted by U.S. Treasury Regulation Section 1.423-2(f) with respect to the 423 Component. The Company shall not be required to issue any Common Stock under the Plan until such obligations are satisfied.
25. Code Section 409A. The 423 Component of the Plan is exempt from the application of Section 409A of the Code and any ambiguities herein shall be interpreted to so be exempt from Section 409A of the Code. The Non-423 Component is intended to be exempt from the application of Section 409A of the Code as options granted thereunder are intended to constitute “short term deferrals” and any ambiguities herein shall be interpreted such that those options shall so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Section 409A of the Code, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that the option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
26. Notification Upon Sale of Shares Under 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.
27. Effective Date and Stockholder Approval. The Plan was adopted by the Board on March 15, 2022, and approved by stockholders on May 10, 2022, to become effective on November 1, 2022, which approval occurred within the period ending twelve (12) months after the date the Plan was adopted by the Board.
28. Definitions.
“Affiliate” means any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under the common control with, the Company.
“Change in Control” means any one of the following: (a) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 other than the Company or a wholly-owned Subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business). For the avoidance of doubt, no such transaction shall trigger a Change in Control while AEye, Inc. continues to hold, directly or indirectly, 50% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company; (b) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of the directors of the Company or the directors of such successor corporation or entity after such transaction is held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of the directors of the Company immediately prior to such transaction; (c) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of a majority of the directors of the Company then still in office who were directors of the Company at the beginning of any such period; or (d) the shareholders of the Company approve a plan of complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a liquidation of the Company into a wholly-owned subsidiary.
“Compensation” means the amount of base pay, prior to salary reduction (such as pursuant to Sections 125, 132(f) or 401(k) of the Code), but excluding overtime, commissions, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains related to Company stock options or other share-based awards, and similar items. The Administrator shall have the discretion to determine the application of this definition to Participants outside the United States.
“Designated Company” means any present or future Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. The Administrator may so designate any Subsidiary or Affiliate, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component. The Administrator may also determine which Affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Company or Companies shall participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Companies; provided, however, that at any given time, a Subsidiary that is a Designated Company under the 423 Component shall not be a Designated Company under the Non-423 Component.

“Fair Market Value” means, with respect to a Common Stock, the fair market value thereof as of the relevant date of determination, as determined in accordance with the valuation methodology approved by the Board (based on objective criteria) from time to time and applied consistently. In the absence of any alternative valuation methodology approved by the Board, Fair Market Value shall be equal to the closing selling price of a Common Stock on the trading day immediately preceding the date on which such valuation is made on the Nasdaq Stock Market or such established national securities exchange as may be designated by the Board (and if listed on more than one securities exchange, and the closing price on another securities exchange is higher, then the highest of such closing prices) or, in the event that the Common Stock are not listed for trading on the Nasdaq Stock Market or such other national securities exchange as may be designated by the Board but are quoted on an automated system, in any such case on the valuation date (or if there were no sales on the valuation date, the average of the highest and lowest quoted selling prices as reported on said composite tape or automated system for the most recent day during which a sale occurred). Notwithstanding the foregoing, if the date for which the Fair Market Value of a Common Stock is determined is the Registration Date, the Fair Market Value of a Common Stock shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
“Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
“Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
“Purchase Period” means a period of time specified within an Offering beginning on the Offering Date or on the next day following an Exercise Date within an Offering and ending on an Exercise Date. An Offering may consist of one or more Purchase Periods.
“Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

1. Election of Directors

Nominees	For	Withhold
1a. Timothy J. Dunn	☐	☐
1b. Wen H. Hsieh	☐	☐
1c. Sue Zeifman	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.	☐	☐	☐
3. To approve the adoption of the AEye, Inc. 2022 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000550722_1 R1.0.0.24

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report and Form 10-K are available at www.proxyvote.com

AEYE, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 10, 2022

The shareholder(s) hereby appoint(s) Robert A. Brown and Andrew S. Hughes, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of AEye, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 8:00 a.m., Pacific Time on Tuesday, May 10, 2022, at One Park Place, Suite 200, Dublin, California 94568, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2 AND 3.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side

0000550722_2 R1.0.0.24